Exhibit 24.1

POWER OF ATTORNEY
Each of the undersigned, hereby constitutes and appoints each of Scott A. Hirsch, Mark T. Bradley, Matthew J. Maletta and Brian Morrissey to be his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, and to sign for the undersigned and in each of their respective names in any and all capacities stated below, this Annual Report on Form 10-K (and any amendments hereto) and to file the same, with exhibits hereto and thereto and other documents in connection herewith and therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1934, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Paul Herendeen	Chairman and Director	February 26, 2025
Paul Herendeen

/s/ Paul Efron	Director	February 26, 2025
Paul Efron

/s/ Sophia Langlois	Director	February 26, 2025
Sophia Langlois

/s/ Andrew (Andy) Pasternak	Director	February 26, 2025
Andrew (Andy) Pasternak

/s/ Marc Yoskowitz	Director	February 26, 2025
Marc Yoskowitz